Exhibit 10-8


                                 PROMISSORY NOTE
                          (Country World Casinos, Inc.)

                           $5,000,000.00 May 20, 1996


     THIS PROMISSORY NOTE (this "Note") shall be effective as of the 20th day of May, 1996, and is executed by COUNTRY WORLD CASINOS, INC., a Nevada corporation ("Maker"), whose address is 4155 East Jewell Avenue, Suite 1000, Denver, Colorado 80222, Attn: Roger Leclerc in favor of KENNEDY FUNDING, INC., a New
Jersey   corporation,   whose  address  is  Two  University  Plaza,  Suite  402,
Hackensack, New Jersey, 07601, Attn: Joseph Wolfer, and ANGLO-AMERICAN FINANCIAL, a New York limited partnership, Attn: Robin Rodriquez, 55 John Street, 17th Floor, New York, New York 10038, as agent for the co-lenders set forth on Exhibit A hereto (collectively, "Holder"):

     1. Promise to Pay. For value received, Maker hereby promises to pay to the order of Holder the principal sum of $5,000,000.00 ("Loan Amount"), together with interest thereon at the rate as hereinafter specified, all in lawful money of the United States of America which constitutes legal tender for payment of debts, public and private, at the time of payment.

     2. Interest Rate. Interest on the unpaid principal balance of this Note outstanding from the effective date hereof shall be paid at the rate of 15% per annum from the effective date of this Note until May 19, 1997 (the "First Year Interest Obligation") and at a rate of 24% per annum thereafter until the Due Date (as defined below) (collectively, the "Interest Rate").

     3. Payment Schedule. Payments of principal and interest shall be payable as follows: (a) the First year Interest Obligation shall be prepaid to Holder upon delivery of this Note to Holder; (b) commencing on May 19, 1997 and continuing on the 19th day of each month thereafter, Maker shall make interest only payments, in advance, in the amount of 2% of the then existing principal balance of the Loan Amount; and (c) the entire outstanding principal balance, together with all accrued and unpaid interest, if not previously paid, shall be finally due and payable on May 19, 1999, (the "Due Date"). By acceptance of this Promissory Note, Holder acknowledges that Maker has prepaid the First Year Interest Obligation.

     4. Place and Manner of Payment. Payment shall be made by Maker to Holder by wire transfer of the required funds to Kennedy Funding, Inc., as agent, in accordance with the wiring instructions set forth on Exhibit B attached hereto and incorporated herein by this reference or at such other address and in such other manner be designated from time to time by Holder by written notice to Maker.


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

     5. Prepayment Privilege. Maker shall have the right, at any time and without premium or fee, to prepay this Note in whole or in part. Notwithstanding the foregoing, it is hereby specifically acknowledged and agreed by Maker that Holder shall be entitled to retain one-half of the First Year Interest Obligation upon any prepayment of this Note by Maker prior to November 19, 1996. However, Holder acknowledges and agrees that in the event that this Note is repaid prior to May 19, 1997, that portion of the First Year Interest Obligation which represents interest that has not accrued from November 19, 1996 through the date of such repayment, if any, shall be refunded to Maker.

     6. Related Documents. "Related Documents" shall mean the Deed of Trust, Assignment of Rents and Security Agreement securing this Note ("Deed of Trust") which encumbers certain property in Gilpin County, Colorado described on Exhibit B hereto ("Property") and related financing documents; the Environmental Indemnity Agreement; all other documents executed or delivered by maker in connection with the indebtedness evidenced by this Note; and any and all amendments of any of the foregoing documents which may be executed from time to time.

     7. Application of Payments. Prior to any acceleration of all amounts due hereunder pursuant to Section 10 below, all payments hereunder shall be applied first to the repayment of sums, if any, advanced by Holder under the provisions of the Related Documents, including sums advanced for the payment of taxes, assessments, insurance premiums, or maintenance with respect to any of the property encumbered by the Deed of Trust, together with interest on the sums advanced at the Default Rate, as hereinafter defined, such interest to accrue from the date of any advance until the advance is repaid; second, to late charges on defaulted payments as hereinafter provided; third, to the payment of accrued and unpaid interest on the principal of this Note, including interest accrued at the Default Rate as hereinafter provided; and fourth, to the reduction of principal of this Note. After any such acceleration, or in the event any amounts are received as a prepayment of the Loan from any source whatsoever, except a voluntary prepayment in full by Maker of this Note without default, all amounts received by Holder shall be applied in Holder's sole discretion.

     8. Late Charge on Late Payments - Default Interest. In the event that any payment to be made hereunder is not made within five (5) days of the date that such payment is due hereunder, a late charge of ten percent (10%) of such payment will be due (the "Late Charge"). In addition, any payment that is not made within five (5) days of the date that such payment is due hereunder, including sums, if any, advanced under the provisions of the Deed of Trust, and including the entire balance of principal, interest, and other sums due upon the maturity hereof, by acceleration or otherwise, shall bear interest at a rate of 24% during the first loan year and 36% thereafter ("Default Rate"), such interest to accrue from the date due until paid.

     9. Default. Each of the following shall constitute an "Event of Default" under this Note:


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          (a) The  failure of Maker to pay in full any amount due  hereunder  or under the Deed of Trust by the date which is five days after the same is due as provided herein or in the Deed of Trust (a "Late Payment"); provided, however if Maker pays a Late Payment, and the Late Charge and interest computed at the Default Rate associated therewith, on or before the date which is 15 days after such payment was otherwise due then Holder agrees to treat the Event of Default as having been cured;

          (b) The failure of Maker to perform, satisfy, and observe in full, when due, any of the obligations, covenants, conditions, and restrictions under this Note, or under the Related Documents, not involving the payment of money, and such failure shall continue for 30 days after written notice from Holder to Maker of such failure, or if said failure cannot reasonably be cured within said 30-day period, if Maker shall not in good faith commence to cure such failure within such 30-day period or shall not diligently proceed therewith to completion.

     10. Right to Accelerate on Event of Default. Upon the occurrence of any Event of Default hereunder or under the Deed of Trust or any other Related Documents, which has not been cured within applicable cure periods the entire balance of principal, accrued interest, any other sums owing hereunder or under the Deed of Trust shall, at the option of Holder, become at once due and payable without prior notice or demand.

     11. Waivers of Demand, Etc. Maker and all parties now or hereafter liable for the payment hereof, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety, or otherwise, severally waive demand, presentment, notice of dishonor or nonpayment, protest and notice of protest, and diligence in collecting, and consent to substitution, release, or impairment of collateral, the taking of additional collateral, extensions of time for payment, renewals of this Note and acceptance of partial payments, whether before, at, or after maturity, all or any of which may be made without notice to any of said parties and without affecting their liability to Holder.

     12. Costs of Collection. Maker and all parties now or hereafter liable for the payment hereof agree to pay all costs and expenses, including reasonable attorneys' fees, incurred in collecting this Note or any part thereof or in preserving, securing possession of, and realizing upon any security for this Note whether or not legal proceedings are commenced.

     13. No Usury Payable. The provisions of this Note and of all agreements between Maker and Holder are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance, or retention of the Loan Amount ("Interest") exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever,the performance or fulfillment of any provision hereof or of any other agreement between Maker and Holder shall, at the time performance or fulfillment of such provision shall be due, exceed that limit for Interest prescribed by law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Holder should ever receive as Interest an amount which would exceed the highest lawful rate, the amount which would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder (or, at Holder's option, be paid over to Maker) and not to the payment of Interest.


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     14.  Severability of Provisions.  If any provision hereof or of the Deed of
Trust shall, for any reason and to any extent, be invalid or unenforceable, then the remainder of the instrument in which such provision is contained, the application of the provision to other persons, entities, or circumstances, and any other instrument referred to herein shall not be affected thereby but instead shall be enforceable to the maximum extent permitted by law.

     15. Successors to Maker or Holder. The term "Maker" as used herein shall include the original Maker of this Note and any party who may subsequently become primarily liable for the payment hereof. The term "Holder" as used herein shall mean the original payee of this Note or, if this Note is transferred, the then holder of this Note, provided that, until written notice is given to Maker designating another party as Holder, Maker may consider the Holder to be the original payee or the party last designated as Holder in a written notice to Maker.

     16. Notices. All notices, consents, or other instruments or communications provided for under this Note be in writing, signed by the party giving the same, and shall be deemed properly given and received when actually delivered and received or three business days after mailed, if sent by registered or certified mail, postage prepaid, to the addresses set forth in the first paragraph of this Note, or to such other address as a party may designate by written notice to the other party.

     17. Captions for Convenience. The captions to the sections hereof are for convenience only and shall not be considered in interpreting the provisions hereof.

     18. Governing Law. Regardless of the place of its execution, this Note shall be construed and enforced in accordance with the laws of the State of Colorado.

                                    COUNTRY WORLD CASINOS, INC.,
                                    a Nevada corporation


                                    By:
                                       ----------------------------------------

                                    Title:
                                          -------------------------------------



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                                    EXHIBIT A


List of co-lenders:
-------------------

                           Norlar, Inc.

                           Anglo-American Financial

                           19 Gorge Acquisition, Corp.

                           Ashton Global Enterprises, Inc.

                           K-Squared, Inc.

                           Kuba Moran

                           Kennedy Funding Financial Corp.

                           19 Gorge Money Purchase Plan

                                    EXHIBIT B


                    Wiring Instructions for Payments to Agent
                    -----------------------------------------


Wire to:                                    Independence Bank of New Jersey
                                            1100 Lake Street
                                            Ramsey, NJ  07446
                                            (201) 825-1000

Fed. Reserve Short Name:                    Independ Allendale
ABA Number:                                 021200957
Account Name:                               KENNEDY FUNDING INVESTMENTS, INC.
Account Number:                             881005766